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                                                                   Exhibit 10.21


     THIS AMENDMENT NO. 1 dated as of October 4, 1999 to the Amended and Restated Investors' Rights Agreement (the "Agreement") dated as of July 16, 1999, by and among DSL.net, Inc., a Delaware corporation (the "Company"), the investors listed on Schedules A, B, C and D thereto (together, the "Preferred Stockholders"), John Jaser, David Struwas, Paul Sun, Felix Tang, the Trust U/A Paul Sun Dated 5/7/99, the Trust U/A Paul Sun Dated 10/17/97 F/B/O Katherine Sun, and the Trust U/A Paul Sun Dated 10/17/97 F/B/O Kristen Sun.

     WHEREAS, the Company and the Preferred Stockholders desire to amend
Section 2.10 of the Agreement in connection with the Company's initial public offering of its common stock, $.0005 par value per share;

     WHEREAS, pursuant to Section 3.7 of the Agreement, any term of the Agreement may be amended with the written consent of the Company and the holders of a majority of the voting power of the Series B Preferred Stock, $.001 par value per share, the Series C Preferred Stock, $.001 par value per share, the Series D Preferred Stock, $.001 par value per share, and the Series E Preferred Stock, $.001 par value per share, voting together as a class;

     NOW, THEREFORE, the parties hereto, in consideration of the premises and the agreements herein contained and intending to be legally bound hereby, agree as follows:

     1. Section 2.10 of the Agreement is hereby amended and restated to read in its entirety as follows:

     "2.10  Termination of Certain Covenants. The covenants set forth in
            --------------------------------
     Sections 2.4, 2.5, 2.6, 2.7, 2.9, 2.11, and 2.12 shall terminate and be of no further force or effect upon the consummation of the sale of securities pursuant to a bona fide, firmly underwritten public offering of shares of common stock, registered under the Act, at an initial public offering price of not less than $7.50 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization occurring after the date of this Amendment No. 1) and resulting in net proceeds to the Company of at least $30,000,000.

     2. This Amendment No. 1 may be signed in counterparts, each of which shall be an original, but all of which taken together shall constitute one agreement.
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     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the day and year first above written.

                         DSL.NET, INC.

                         By: /s/ Stephen Zamansky
                             ----------------------------------------
                             Name: Stephen Zamansky
                             Title:


                         VantagePoint Venture Partners 1996, L.P.

                         By: VantagePoint Associates, LLC, its
                             General Partner

                         By: /s/ James D. Marver
                             ----------------------------------------
                             Managing Member


                         VantagePoint Communications Partners, L.P.

                         By: VantagePoint Communications Associates, LLC,
                             its General Partner

                         By: /s/ James D. Marver
                             ----------------------------------------
                             Managing Member


                         VantagePoint Venture Partners III (Q), L.P.

                         By: VantagePoint Venture Associates III, LLC
                             its General Partner

                         By: /s/ James D. Marver
                             ----------------------------------------
                             Managing Member